Exhibit 4.21

Warrant granted to Michael Serruya

COOLBRANDS INTERNATIONAL INC.
Warrant to Subscribe for
Subordinated Voting Shares

 November 25, 2006

1.           Grant of Warrant

THIS IS TO CERTIFY THAT, for value received, Michael Serruya (the “holder”) is entitled to subscribe for and purchase up to 5,500,000 subordinate voting shares (“Shares”) of CoolBrands International Inc. (the “Company”) at a price of $.50 per Share (the price at which one Share may be purchased hereunder from time to time being hereinafter referred to as the “Exercise Price”) in lawful money of Canada at any time beginning on the date of November 25, 2006 and ending at 5:00 p.m. (Toronto time) on November 25, 2011 (the “Time of Expiry”), all subject to adjustment as hereinafter provided, by surrendering this Warrant with the subscription form duly completed and executed to the executive office of the Company.

2.           Exercise in Whole or in Part

This warrant may be exercised in whole or in part, and if exercised in part, the Company shall issue another certificate, in a form evidencing the remaining rights to purchase Shares, provided that any such right shall terminate at the Time of Expiry.

3.           Exercise

Within five business days of receipt of this Warrant with the subscription form duly completed and executed, the Company shall issue or cause to be issued a certificate representing the Shares subscribed for and purchased by the holder hereunder against payment for such Shares by certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Company or such other method that the Company deems acceptable.

The Company covenants and agrees that the Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges, and encumbrances of any nature whatsoever in favour of the Company save for the provisions of the certificate of incorporation, as amended from time to time, of the Company which set out the rights and privileges of such class and/or series of Shares, and the holder shall be deemed to have become the holder of record of any Shares on the date of receipt of the executed Warrant subscription form.

●    Warrantholder not a Shareholder

This Warrant shall not entitle the holder to any rights as a shareholder of the Company, including voting rights, except that the Company shall concurrently furnish to the holder a copy of all notices which are furnished to holders of any Shares.

●    Adjustments

If the Shares are changed by reason of a Share split, reverse Share split, Share distribution or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the board of the general partner of the Company shall make such adjustments in the number and class of Shares subject to this Warrant, and such adjustments to the Exercise Price, as shall be equitable and appropriate in its good faith judgment under the circumstances.

●    Assignment

This Warrant shall only be assignable or transferable by the holder with the prior written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.

●    Governing Law

This Warrant shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without regard to principles of conflicts of laws.
IN WITNESS WHEREOF the Company has caused this Warrant to be duly executed.

COOLBRANDS INTERNATIONAL INC.
By: ____________________________________________________
Authorized Signing Officer
By: ____________________________________________________
Authorized Signing Officer

SUBSCRIPTION FORM

TO:	COOLBRANDS INTERNATIONAL INC.

Attention: Gary Stevens

The undersigned holder of the within Warrant hereby irrevocably subscribes for the number of Subordinate Voting Shares of CoolBrands International Inc. at the Exercise Price referred to in such Warrant and encloses herewith a certified cheque, bank draft or money order payable at par in the City of Toronto to the order of CoolBrands International Inc. or evidence of any other method of payment deemed acceptable to CoolBrands International Inc., in full payment of the subscription price of the Shares hereby subscribed for.

The undersigned hereby directs that the said Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

(Please print.  If securities are issued to a person other than the holder, the holder must obtain the consent of the Company.)

DATED this ______ day of ____________________, _______.

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Witness		Signature

Print Full Name

Address in Full

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